Exhibit 10 - Legal Engagement Letter

Gregory M. Wilson

18610 E. 32nd Ave.

Greenacres, WA 99016

Tel. (509) 891-8373

Fax (509) 891-8382

April 7, 2007

Steve Bergstrom

Silver Hill Mines, Inc.

2802 South Man O'War

Veradale, WA 99037

Re: Legal Engagement Letter Corporate Representation

Dear Mr. Bergstrom:

This confirms the undersigned firm has been engaged to render assistance to Silver Hill Mines, Inc., a Washington corporation (hereinafter referred to as Registrant) with respect to legal services relating to holding a shareholder’s meeting, assisting in a corporate reorganization, filing a Form 10SB registration statement and assisting in a business combination transaction.  This assistance excludes any matters dealing with federal, state and local tax law issues, intellectual property laws and foreign laws.  Any engagements for Securities Act registration matters will not be included in this engagement.

This assistance specifically includes the following:

(1)  The explanation to responsible officers and directors of the Registrant of their responsibilities under the applicable requirements of the federal securities laws and regulations including in general terms the possible civil and criminal consequences of failure to comply with such requirements. The appropriate officers, directors, and promoters must devote adequate time and attention to the preparation of the SEC Documents because the securities laws place on them responsibility for assuring the SEC Documents are not materially misleading or incomplete. They should further understand that   we, as lawyers, cannot relieve either the Registrant or its officers and directors of their individual responsibilities although we can certainly assist them in fulfilling them. All biographical information on officers, directors and promoters will be verified under oath and furnished to us in writing pursuant to questionnaires to be supplied by us.

We will be entitled to rely on accuracy and truthfulness of all written information furnished us by Registrant’s officers, directors and promoters and they, all signatories to this letter and the Registrant, will indemnify and hold us harmless from and against all claims arising out of or resulting from material misrepresentations or omissions contained in such written information.

(2)  We will discuss with the Registrant its needs to create procedures which will enable it to develop the information reasonably necessary to meet the requirements of the Securities Exchange Act of 1934 and to create a reasonable timetable and assignment of responsibilities for developing such information. The Registrant will be responsible for assigning responsibility for developing particular types of information to those persons most knowledgeable about such matters.

(3)  We will assist the Registrant on the basis of information furnished to us in reaching its decisions as to what information should be included in the SEC Documents, how it should be included and to what extent its omission would raise questions under federal securities laws. The responsibility for decisions as to whether a fact is material or whether there is a material inaccuracy in the statement will remain with the Registrant. We are not obligated to search all the files and records of the Registrant to discover, for example, all material contracts or other documents but will be entitled to rely, outside of certain legal matters, on interrogations of and reports and compilations prepared by others including auditors (whom we will assist you in locating, if requested) and other lawyers. In particular, we are not being retained to furnish accounting or economic advice and our retention as counsel specifically excludes federal and state taxation, corporate law, state joint venture and partnership law, and franchising law.

(4)   We will assist you in the drafting of the documents to the end that in our opinion, these documents reflect what the Registrant intends them to say, is not ambiguous and is written in a way that is designed to protect the Registrant from later claims of overstatement, misleading implications, omissions or other deficiencies due to the manner in which the statements in question have been written. However, you are cautioned merely because we have assisted you in this endeavor, this will not ensure it will be free from all misleading, unclear or ambiguous statements. However, all information properly furnished to us will be provided in the SEC Documents in the precise format required. Again, the ability to determine the substance or context of the SEC Documents rests solely with the Registrant.

(5)  We will not be required to, nor will we make statements, which could give a mistaken impression we have passed upon matters which we have not, nor that we take responsibility for the accuracy and completeness of the SEC Documents. We will not be named in the SEC Documents nor in any other document furnished to anyone without our prior written consent.

(6)   We may advise you with respect to certain matters under the federal securities law which may arise and not relate directly to the preparation of the SEC Documents. We will provide you with a specific list of the reporting and other requirements of federal securities laws to which the Registrant may become subject. We will advise the Registrant as to the procedures and requirements involved in the processing of the SEC Documents.

The foregoing undertakings of the undersigned firm are contingent upon the Registrant promptly advancing, upon request, all costs and expenses and fees of the undersigned when due and owing. Costs and expenses include, but are not limited to, travel, printing, filing fees, photocopy, telephone, document preparation charges, courier, federal express, postage and other expenses incurred by the undersigned. The Registrant acknowledges the undersigned has no obligation to advance any expenses and may from time to time request a deposit for the same. The Registrant further acknowledges the undersigned may be required to resign this engagement if its failure to do so would result in a violation of a Disciplinary Rule, such as those prohibiting counsel from knowingly advising or assisting his client to engage in an illegal or fraudulent act.

Due to increased Registrant compliance, as required under the Sarbanes-Oxley Act, our flat fee annual retainers have increased substantially.  Therefore, the firm will charge an hourly rate of $450.00 Dollars per hour for assisting the Registrant,  as outlined in paragraph 1 above for legal services.  The fee will be billed at the end of the engagement which contemplates a business combination agreement with an operating company.

The hourly fee will not include costs and expenses advanced on behalf of the Registrant.  These costs and expenses may include, but are not limited to, travel, printing, filing fees, photocopy, telephone, document  preparation charges, courier, federal express, postage and other expenses incurred by the undersigned at the request of the Registrant.

If the foregoing conforms to your understanding of our fee arrangement and respective obligations, please sign the enclosed copy of this letter and return it to me in the self-addressed envelope similarly provided.

Sincerely yours,

/s/ G.M. Wilson

Gregory M. Wilson

Attorney at Law

ACCEPTED:

Silver Hill Mines, Inc.

(Registrant)

/s/ Steve Bergstrom

By: Steve Bergstrom

Title: President